Exhibit 10.6

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Agreement”) is made as of September 16, 2021 (the “Effective Date”), by and among Hudson Capital Inc., a British Virgin Islands corporation (the “Assignor”) and ATW Opportunities Master Fund, L.P. (“Assignee”) (each of the foregoing, a “Party”, and collectively, the “Parties”).

WHEREAS, the Assignor holds a warrant issued by Freight App, Inc. (the “Company”) on September 16, 2021 to purchase Warrant Securities (as defined therein) for $0.01 (the “Warrant”);

WHEREAS, the Assignor wishes to assign the Warrant to the Assignee, and the Assignee wishes to obtain such rights from Assignor, in each case, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1. Assignment of Warrant. Subject to the terms hereof, the Assignor shall assign and transfer to the Assignee the Warrant (such transaction, the “Transfer”). The Transfer shall occur simultaneously with the execution and delivery of this Agreement by the Parties (the “Effective Time”), and as of the Effective Time, the Warrant held by the Assignor shall be cancelled and the Assignee shall be issued a new Warrant in the name of the Assignee in the form attached hereto as Exhibit A (the “Transfer Warrant”).

2. Assignor Representations. The Assignor represents and warrants to the Assignee:

a.	The Assignor is the sole and exclusive owner of the Warrant and has valid marketable title to the Warrant, free and clear of any and all encumbrances, liens, pledges, security interests, claims, and equitable interests.

b.	The Warrant is not subject to any preemptive right, right of first refusal or other restrictions on transfer and, other than the consent of the Company, no consent or approval of, or notice to, any third party is required for the Transfer as set forth herein; and

c.	Assignor believes that it has received all of the information that it considers necessary or appropriate for deciding whether to effectuate the Transfer, it has evaluated the merits and risks of the Transfer and it is willing to forgo through such Transfer the potential for future economic gain that might be realized from the continued ownership and exercise of the Warrant.

3. Assignee Representations. The Assignee represents and warrants to the Assignor that:

a.	Assignee is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended;

b.	Assignee is acquiring the Transfer Warrant for investment for an indefinite period for Assignee’s own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof, and Assignee has no present intention of selling, granting participation in or otherwise distributing the same.

c.	At no time was Assignee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertising or solicitation in connection with the Transfer Warrant; and

d.	Assignee understands the terms of this Agreement and has the knowledge and experience in financial or business matters and is capable of evaluating the merits and risk of acquiring the Transfer Warrant.

4. Further Assurances. From and after the date of this Agreement, upon the request of any Party, the Parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the securities transferred hereunder.

5. Taxes and Expenses. Each Party shall pay its own taxes, costs and expenses incurred, if any, with respect to the negotiation, execution, delivery and performance of this Agreement.

6. Miscellaneous. This Agreement, together with the Exhibits attached hereto, constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other prior or contemporaneous written or oral agreements, arrangements, understandings or undertakings relating to the subject matter hereof existing between the Parties are expressly cancelled and superseded by this Agreement. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, in each case, must be in writing and duly executed by or on behalf of the Party against whom enforcement of such waiver is sought, and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or existing under applicable law, at equity or otherwise afforded to any of the Parties, shall be cumulative and not alternative. This Agreement, and any dispute or controversy relating hereto, shall be governed by and construed according to the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof. Any dispute or controversy arising under or in relation to this Agreement shall be resolved exclusively in the state and federal courts located in the State of Delaware, and each Party hereby irrevocably submits to the exclusive jurisdiction of such courts. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be deemed to have arrived at its destination: (i) upon delivery or within 7 days of sending via registered mail or (ii) one business day after transmission if sent via fax or e-mail. The rights and obligations of the Parties hereunder may not be assigned by either Party without the consent of the other Party, except that the right to receive consideration maybe assigned subject to providing notice to the other Party. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be amended, terminated, supplemented or otherwise modified, and its provisions may be waived only with express, written consent of the Parties.

(Signature page to follow)

IN WITNESS WHEREOF the parties hereto have executed this Assignment Agreement as of the day and year first above written.

ASSIGNOR

HUDSON CAPITAL, INC.

By:	/s/ Warren Wang

Name:	Warren Wang

Title:	Chief Executive Officer

ASSIGNEE

ATW OPPORTUNITIES MASTER FUND, L.P.

By:	ATW Partners Opportunities Fund GP, LLC

By:	/s/ Antonio Ruiz-Gimenez, Jr.

Name:	Antonio Ruiz-Gimenez, Jr.

Title:	Member

By:	/s/ Kerry Propper

Name:	Kerry Propper

Title:	Member

EXHIBIT A

Transfer Warrant

See attached.